Exhibit 99.2

Financial Statements and Supplementary Data.

Index to Unaudited Financial Statements

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

September 30, 2019

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Consolidated Balance Sheets

	September 30,	December 31,
	2019	2018
Assets	(Unaudited)
Current assets
Cash	$194,510	$899,653
Accounts receivable	176,705	146,811
Prepaid expenses	9,643	-
Total current assets	380,858	1,046,464

Property and equipment, net	206,124	261,378
Total assets	$586,982	$1,307,842

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$66,732	$50,009
Notes payable	-	20,473
Total Current Liabilities	66,732	70,482

Stockholders’ Equity
Common stock, $1 par value; 600 shares authorized, 600 shares issued and outstanding	600	600
Additional paid in capital	72,757	72,757
Retained earnings	446,893	1,164,003
Total stockholders’ equity	520,250	1,237,360
Total Liabilities and Stockholders’ Equity	$586,982	$1,307,842

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Consolidated Statements of Operations

	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
Revenue
Lawn care revenue	$1,880,694	$1,624,324
Franchise revenue	76,331	76,229
Total revenue	1,957,025	1,700,553

Operating expenses
Direct costs	249,461	260,340
Selling and marketing	116,967	92,316
General and administrative	1,118,450	1,028,589
Depreciation	62,108	59,056
Total operating expenses	1,546,986	1,440,301

Income from operations	410,039	260,252

Other income (expenses)
Interest expense	(345)	(940)
Gain on insurance compensation	120,644	-
Total other income (expenses)	120,299	(940)

Income from operations before income taxes	530,338	259,312

Net Income	$530,338	$259,312

Net income per share – basic and diluted	$883.90	$432.19

Weighted average common shares – basic and diluted	600	600

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Consolidated Statements of Stockholders’ Equity

	Common stock		Additional Paid in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance as of December 31, 2017	600	$600	$25,983	$815,005	$841,588
Shareholder contribution (distribution)	-	-	46,774	(3,530)	43,244
Net income	-	-	-	259,312	259,312
Balance as of September 30, 2018 (Unaudited)	600	$600	$72,757	$1,070,787	$1,144,144

Balance as of December 31, 2018	600	$600	$72,757	$1,164,003	$1,237,360
Shareholder distribution	-	-	-	(1,247,448)	(1,247,448)
Net income	-	-	-	530,338	530,338
Balance as of September 30, 2019 (Unaudited)	600	$600	$72,757	$446,893	$520,250

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018
Cash Flows from Operating Activities	(Unaudited)	(Unaudited)
Net income	$530,338	$259,312
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	62,108	59,056
Loss on disposal of fixed assets	23,630
Changes in operating assets and liabilities:
Accounts receivable	(29,894)	(58,807)
Prepaid expense	(9,643)	-
Accounts payable and accrued liabilities	16,750	(8,078)
Net cash provided by operating activities	593,289	251,483

Cash Flows from Investing Activities
Payments for purchase of fixed assets	(48,338)	(53,823)
Net cash used investing activities	(48,338)	(53,823)

Cash Flows from Financing Activities
Shareholder contribution	-	46,774
Shareholder distribution	(1,247,448)	(3,530)
Repayment to notes payable	(2,646)	(4,554)
Net cash provided by (used in) financing activities	(1,250,094)	38,690

Net increase (decrease) in cash, cash equivalents and restricted cash	(705,143)	236,350

Cash, cash equivalents and restricted cash, beginning of period	899,653	534,636

Cash, Cash Equivalents and Restricted Cash, end of period	$194,510	$770,986

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$(345)	$(940)
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Legg Holdings, Inc.

(subsequently renamed ANC Green Solutions I, LLC)

Notes to Unaudited Consolidated Financial Statements

For The Nine Month Ended September 30, 2019 and 2018

Note 1 – Nature of the Business

Legg Holdings, Inc., an Alabama corporation, is a leading operator and franchisor of residential lawn care programs and services. The Company’s core service offerings provide residential homeowners and commercial customers with year-round monitoring and treatment by focusing on weed and insect control, seeding, and professionally and consistently administered fertilization.

Legg Lawncare, Inc., an Alabama corporation and wholly owned by Legg Holdings, Inc., owns and operates a business that provides commercial and residential lawncare, landscaping and hardscaping, irrigation, mosquito, termite, and pest control services throughout Northern Alabama and other neighboring localities.

Legg SMS Franchising, Inc., an Alabama corporation and wholly owned by Legg Holdings, Inc., owns and operates a business that is the master franchisor for outdoor insect control service businesses operating independently throughout the United States.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ended December 31, 2019. The balance sheet at December 31, 2018 has been derived from the audited financial statements at that date. For further information, refer to the financial statements and footnotes thereto included in Legg Holdings, Inc. annual financial statements for the twelve months ended December 31, 2018.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Fixed Assets

As of September 30, 2019 and December 31, 2018, the Company’s fixed assets consisted of the following:

	September 30, 2019	December 31, 2018
Vehicles	$357,222	$377,932
Equipment	302,264	292,272
Leasehold improvements	9,990	9,990
Office equipment	6,433	4,664
Total property and equipment	675,909	684,858
Less: Accumulated depreciation	(469,785)	(423,480)
Property and equipment, net	206,124	261,378

During the nine months ended September 30, 2019, we disposed five trucks in aggregate value of $100,316 with accumulated depreciation of $58,830, recorded $23,630 loss of disposal of assets and Mr. Legg contributed a truck to the Company in amount of $43,027, this truck was fully depreciated. Depreciation expense for the nine months ended September 30, 2019 and 2018 was $62,108 and $59,056, respectively. During the nine months ended September 30, 2019, we recorded aggregate amount of $120,644 from gain on issuance claims related to fire damage to company assets.

Note 4 – Accounts Payable and Accrued Liabilities

As of September 30, 2019 and December 31, 2018, the Company’s current liabilities consisted of the following:

	September 30, 2019	December 31, 2018
Accrued operating expenses	$38,264	$30,212
Accrued payroll	28,468	19,797
Accounts payable and accrued liabilities	$66,732	$50,009

Note 5 – Notes Payable

On August 30, 2017, we entered into a loan agreement in the amount of  $39,669 related to the purchase of a truck. The note is due on August 30, 2022, and bears an annual interest rate of 3.29%. The loan is payable in 59 monthly installments of $493.86. During the nine months ended September 30, 2019, we repaid $2,646 in principal and the truck was totaled beyond repair, and we used $17,827 of insurance proceeds to pay off the remaining balance. The outstanding balance as of September 30, 2019 was $0.

Note 6 – Capital Stock

As of December 31, 2018, 2017 and 2016, there were 500 founder shares of Legg Lawncare, Inc., outstanding and 100 founder shares of Legg SMS Franchising, Inc., outstanding.

Note 7 – Related Party Transactions

Shareholder contribution for the nine months ended September 30, 2019 and 2018 was $0 and $46,774, respectively. Shareholder distribution for the nine months ended September 30, 2019 and 2018 was $1,247,448 and $3,530, respectively.

Note 8 – Subsequent Events

On October 4, 2019, Andover Environmental Solutions LLC (“Andover Environmental”), a wholly-owned subsidiary of Andover National Corporation, entered into a Membership Interest Purchase Agreement with the Company and Heath L. Legg, pursuant to which Andover Environmental purchased from seller sixty percent (60%) of the membership interests of ANC Green Solutions I, LLC, a Delaware limited liability company, for $4,000,000 in cash, subject to certain adjustments.  Prior to entry into the Membership Interest Purchase Agreement, Legg Holdings, Inc. was renamed by Heath L. Legg to ANC Green Solutions I, LLC.